                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
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         14a-6(e)(2))
    / /  Definitive Proxy Statement
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    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              Lamonts Apparel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

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                        Contact:          Rivian Bell
                                          (310) 827-2327
                                          (888) 477-4319 (24-hour pager)
                                          jdicomm@ix.netcom.com


FOR IMMEDIATE RELEASE


                     LAMONTS REPORTS FIRST-QUARTER RESULTS;
                         COMP-STORE SALES INCREASE 4.5%


         KIRKLAND, WASH. - June 15, 1999 - Lamonts Apparel, Inc. (OTC:LMNT), which operates 38 family apparel stores in five northwestern states, today announced financial results for the first quarter ended May 1, 1999. Sales increased 4.5 percent over the first quarter last year on a comparable-store basis. Management attributed the gain in revenues to strong sales in the company's Alaska market and higher average inventory levels maintained across the chain.

         For the quarter ended May 1, 1999, Lamonts reported a net loss of $4.2 million, or $0.47 per share, on sales of $41.2 million compared with a net loss of $5.0 million, or $0.56 per share, on sales of $39.5 million for the same period last year. Results in the first quarter last year were restated to reflect a $2.2 million non-cash charge associated with the change from LIFO to FIFO inventory accounting. The first quarter last year also included a $1.0 million non-cash gain related to the curtailment of the company's pension plan. After these adjustments, the net loss for the first quarter last year was $3.8 million, or $0.42 per share.

         In other financial indicators for the first quarter ended May 1, 1999, Lamonts reported gross profit as a percent of sales of 34.3 percent compared with 30.1 percent for the first quarter last year after the aforementioned inventory accounting change. Operating and administrative expenses totaled 35.7 percent of sales for the quarter compared with 37.0 percent of sales last year, excluding the pension curtailment gain. For the first quarter ended May 1, 1999, the company reported negative earnings before interest, taxes, depreciation and other non-cash adjustments (EBITDA) of $0.6 million compared with negative $0.4 million for the first quarter last year. Detailed financial information is contained in the company's 10-Q filed today with the Securities and Exchange Commission.

         Lamonts Apparel, Inc. operates 38 family apparel stores in Alaska, Idaho, Oregon, Utah, and Washington. The company is well-known in the Northwest as a retailer of such brand name apparel as Alfred Dunner, Byer of California, Bugle Boy, Lee, Levi, Liz Claiborne, Nike, Ocean Pacific, OshKosh, Rafaella, Sag Harbor, and Woolrich. Lamonts is headquartered in Kirkland, Wash. in the greater Seattle area and employs approximately 1,500 people.

         STATEMENTS IN THIS PRESS RELEASE CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," AND WORDS OF SIMILAR IMPORT, AND ANY OTHER STATEMENTS WHICH MAY BE CONSTRUED AS A PREDICTION OF FUTURE PERFORMANCE OR EVENTS, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, (i) NATIONAL AND LOCAL GENERAL ECONOMIC AND MARKET CONDITIONS, (ii) DEMOGRAPHIC CHANGES,
(iii) LIABILITY AND OTHER CLAIMS ASSERTED AGAINST THE COMPANY, (iv) COMPETITION, (v) THE LOSS OF A SIGNIFICANT NUMBER OF CUSTOMERS OR SUPPLIERS,
(vi) FLUCTUATIONS IN OPERATING RESULTS, (vii) CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS, (viii) BUSINESS DISRUPTIONS, (ix) THE ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL, (x) OWNERSHIP OF COMMON STOCK, (xi) VOLATILITY OF STOCK PRICE, (xii) DELAYS ON THE PART OF THE COMPANY OR SUPPLIERS OR OTHER THIRD PARTIES IN ACHIEVING YEAR 2000 COMPLIANCE, AND
(xiii) THE ADDITIONAL RISK FACTORS IDENTIFIED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 30, 1999 AND THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 (NO. 333-44311) INITIALLY FILED WITH THE SEC ON JANUARY 15, 1998 (AS AMENDED FROM TIME TO TIME), AND THOSE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S OTHER FILINGS WITH THE SEC, PRESS RELEASES AND OTHER COMMUNICATIONS. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                                    #  #  #

         (Note to editors: Summary income statement data follows)

                             LAMONTS APPAREL, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                THIRTEEN WEEKS ENDED
                                           -----------------------------
                                           MAY 1, 1999       MAY 2, 1998
                                           -----------       -----------
                                                              (RESTATED)
Revenues                                     $ 41,234          $ 39,471
Cost of merchandise sold (1)                   27,093            27,573 (1)
                                           ----------        ----------
     Gross profit                              14,141            11,898
                                           ----------        ----------

Operating and administrative expenses (2)      14,710            13,608 (2)
Depreciation and amortization                   2,190             1,871
                                           ----------        ----------
     Operating Costs                           16,900            15,479
                                           ----------        ----------

Loss from operations                           (2,759)           (3,581)

Other income:
     Interest expense                          (1,485)           (1,436)
     Other income                                   4                 5
                                           ----------        ----------

Net Loss                                       (4,240)           (5,012)
                                           ----------        ----------

Basic and Diluted Loss per Common Share        ($0.47)           ($0.56)
                                           ----------        ----------
                                           ----------        ----------

Weighted Average Shares Used in
     Computing Loss Per Common Share:
     Basic and Diluted                      9,000,010         9,000,010


(1) Includes a $2.2 million non-cash charge related to the change from LIFO to FIFO inventory accounting.

(2)  Includes a $1.0 million non-cash pension plan curtailment gain.